UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 7, 2026

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 3100, Berkeley Heights, New Jersey, 07922

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 799-8599

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 7, 2026, Tonix Pharmaceuticals Holding Corp. (the “Company”) held its annual meeting of shareholders (“Annual Meeting”). At the Annual Meeting, the shareholders of the Company approved the Company’s 2026 Stock Incentive Plan (the “Plan”) in accordance with the voting results set forth below under Item 5.07. The Plan was previously adopted by the Company’s Board of Directors, subject to and effective upon shareholder approval.

The material terms of the Plan are described in the Company’s definitive proxy statement filed, with the Securities and Exchange Commission on March 30, 2026, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Proxy Statement”), under the caption “Proposal No. 4: Approval of 2026 Stock Incentive Plan”. The Plan authorizes the grants of various types of equity-based incentive awards to employees, directors and key consultants of the Company and its subsidiaries, as more fully described in the Proxy Statement.

The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2026, the Company held its Annual Meeting, at which the Company’s shareholders approved four proposals. Shareholders representing 7,267,759 shares, or 54.22%, of the common shares outstanding as of the March 19, 2026, record date, were represented at the meeting by proxy. The proposals are described in detail in the Proxy Statement.

Proposal 1

The Company’s shareholders elected nine individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Seth Lederman	3,188,336	575,166	3,504,257
Richard Bagger	3,278,146	485,356	3,504,257
Margaret Smith Bell	3,274,181	489,321	3,504,257
David Grange	3,275,761	487,741	3,504,257
James Hunter	3,291,721	471,781	3,504,257
Adeoye Olukotun	3,277,352	486,150	3,504,257
R. Newcomb Stillwell	3,279,883	483,619	3,504,257
Carolyn Taylor	3,280,942	482,560	3,504,257
James Treco	3,279,367	484,135	3,504,257

Proposal 2

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,910,516	189,838	167,405	0

Proposal 3

The Company’s shareholders approved a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within two years of May 7, 2026, to effect on or more reverse stock splits of then-outstanding shares of the Company’s common stock, at an aggregate ratio of not less than one-for-two (1:2) and not greater than one-for-two-hundred-and-fifty (1:250), with the exact ratio, number and timing of the reverse stock splits to be determined by the Board and included in a public announcement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,400,765	2,826,586	40,408	0

Proposal 4

The Company’s shareholders approved a proposal to approve the Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,019,646	1,624,412	119,444	3,504,257

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
10.01

Tonix Pharmaceuticals Holding Corp. 2026 Stock Incentive Plan, incorporated herein by reference to Annex A to our Definitive Proxy Statement on Schedule 14A (File No. 001-36019), filed with the Commission on March 30, 2026*

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Denotes a management compensatory agreement or arrangement.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: May 7, 2026	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer